Exhibit 10.46

LIMITED WAIVER TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS LIMITED WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Limited Waiver”) is entered into this 25 day of April, 2012, by and between OCZ TECHNOLOGY GROUP, INC., a Delaware corporation (“Borrower”) and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 7, 2011 (as amended by Amendment No. 1 and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of March 28, 2011, Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of April 21, 2011, Amendment No. 3 and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of June 21, 2011, Amendment No. 4 and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of July 14, 2011, Amendment No. 5 to Amended and Restated Loan and Security Agreement and Consent dated as of October 31, 2011 and Amendment No. 6 to Amended and Restated Loan and Security Agreement and Consent dated as of January 31, 2012 as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower is currently in default of the Loan Agreement for failing to comply with the Minimum EBITDA financial covenant for the fiscal quarter ending February 29, 2012 and desires that Bank provide a limited waiver of the Existing Defaults.

C. Borrower desires that Bank waive the Existing Default (as defined below). Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Limited Waiver, Bank is willing to provide the limited waiver contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. EVENT OF DEFAULT AND LIMITED WAIVER. Borrower acknowledges that there exists an Event of Default under Sections 6.10(a) of the Loan Agreement for failing to comply with the Minimum EBITDA financial covenant for the fiscal quarter ending February 29, 2012 (the “Existing Default”). Bank hereby agrees, subject to the terms of Section 4 hereof, to waive the Existing Default.

2. LIMITATION. The limited waiver set forth in this Limited Waiver shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

3. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Limited Waiver, Borrower hereby represents and warrants to Bank as follows:

3.1 Immediately after giving effect to this Limited Waiver (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2 Borrower has the power and authority to execute and deliver this Limited Waiver and to perform its obligations under the Loan Agreement, as amended by this Limited Waiver;

3.3 The organizational documents of Borrower delivered to Bank on February 7, 2011 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

3.4 The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Limited Waiver, have been duly authorized;

3.5 The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Limited Waiver, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6 The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Limited Waiver, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made or except any filing, recording, or registration required by the Securities Exchange Act of 1934; and

3.7 This Limited Waiver has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. EFFECTIVENESS. This Limited Waiver shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Limited Waiver. Borrower and Bank shall have duly executed and delivered this Limited Waiver to Bank; and

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Limited Waiver.

5. COUNTERPARTS. This Limited Waiver may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument All counterparts shall be deemed an original of this Limited Waiver.

6. INTEGRATION. This Limited Waiver and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Limited Waiver; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS LIMITED WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be executed as of the date first written above.

BORROWER:	OCZ TECHNOLOGY GROUP, INC. a Delaware corporation

By:
	Printed Name:	ARTHUR F. KNAPP JR
	Title:	CFO

BANK:	SILICON VALLEY BANK

By:
	Printed Name:	JEAN LEE
	Title:	DEAL TEAM LEADER